Exhibit 99.1

Silo Pharma Announces Plans for a Phase 2B Investigator Lead Study Using Psychedelics Psilocybin and Lysergic Acid Diethylamide (“LSD”) To Treat Parkinson’s Disease

Collaboration with the University of Maastricht of the Netherlands

NEW JERSEY – December 2, 2020 – Silo Pharma, Inc. (OTCQB: SILO) a developmental stage biopharmaceutical company focused on the use of psilocybin as a therapeutic, today announced that it has entered into an investigator-sponsored study agreement with Maastricht University of the Netherlands. The research project is a clinical study to examine the effects of repeated low doses of psilocybin and LSD on cognitive and emotional dysfunctions in Parkinson’s disease and to understand its mechanism of action.

Dr. Kim Kuypers, Associate Professor, Department of Neuropsychology and Psychopharmacology at Maastricht University, will serve as Investigator Sponsor for the Phase 2B study. Dr. Kuypers main topics of interest are MDMA and psychedelics and their effects on (social) cognition, creativity, hormones, and underlying brain mechanisms.

“The signing of this clinical study agreement represents a significant milestone for the Company as we continue our work to bring novel therapeutics to patients in need,” stated Eric Weisblum, Chairman and CEO of Silo Pharma. “Dr. Kuypers is one of the world’s foremost clinical investigators in the field of psychedelics and has previously evaluated the concept of micro-dosing in her research.”

The Phase 2B study is a human study to be conducted on a sufficient number of patients, the primary purpose of which is to evaluate the safety and efficacy of psilocybin and LSD on patient’s suffering from Parkinson’s disease. The primary objective of this trial is to investigate the effects of repeated low doses of psilocybin and LSD on well-being and affect (self-rated), emotional and cognitive attention (computer tasks), and biological markers of neuroplasticity. Secondary objectives are to investigate the effects of repeated low doses of psilocybin and LSD on cognitive performance measures of memory and executive functioning, known to be impaired in Parkinson’s disease (computer tasks) and emotion regulation Parkinson’s symptoms, and biological markers of well-being (immune system, cortisol).

“Parkinson’s disease is a progressive nervous system disorder that affects 7-10 million people globally and currently has no cure,” added Mr. Weisblum. “Our goal, in collaborating with Maastricht University and Dr. Kuypers, is to bring hope to those suffering with this terrible disease. We expect to share additional information regarding protocol, ethics submission and initiation of the study as the information becomes available.”

About Silo Pharma

Silo Pharma, Inc. is a developmental stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research for people suffering from indications such as depression, PTSD, Parkinson’s, and other rare neurological disorders. Silo’s mission is to identify assets to license and fund the research which we believe will be transformative to the well-being of patients and the health care industry. For more information, visit www.silopharma.com.

Safe Harbor and Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential” and similar expressions that are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Silo Pharma, Inc. (“Silo” or “the Company”) to differ materially from the results expressed or implied by such statements, including changes to anticipated sources of revenues, future economic and competitive conditions, difficulties in developing the Company’s technology platforms, retaining and expanding the Company’s customer base, fluctuations in consumer spending on the Company’s products and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company disclaims any obligations to publicly update or release any revisions to the forward-looking information contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.

Investor Relations Contact:

Hayden IR

Brett Maas

646-536-7331

Email: brett@haydenir.com